EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of Sharps Technology, Inc. is filed on behalf of each of us.

Dated:  January 26, 2026

Bastion Trading Limited

By:

/s/ Wei Zhu

Name: Wei Zhu

Title: Director

Bastion Holdings Limited

By:

/s/ Wei Zhu

Name: Wei Zhu

Title: Director

/s/ Wei Zhu

Wei Zhu